Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 No. 333-69807 and No. 333-3124) related to the 1993 Stock Option and Restricted Stock Plan of Omega Healthcare Investors, Inc., as Amended and Restated;
(2)	Registration Statement (Form S-8 No. 333-61354) related to the 2000 Stock Incentive Plan of Omega Healthcare Investors, Inc.;
(3)	Registration Statement (Form S-8 No. 333-117656) related to the 2004 Stock Incentive Plan of Omega Healthcare Investors, Inc.;
(4)	Registration Statement (Form S-3 No. 333-162083) related to the Dividend Reinvestment and Common Stock Purchase Plan of Omega Healthcare Investors, Inc.; and
(5)	Registration Statement (Form S-3 No. 333-150183) of Omega Healthcare Investors, Inc.

of our report dated December 18, 2009, with respect to the combined statement of revenues and certain expenses of the Healthcare Real Estate Carve-out of CapitalSource Inc.: Closings I and II included in this Current Report on Form 8-K/A.

                                                /s/ Ernst & Young LLP

McLean, Virginia
January 11, 2010